SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DURECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DURECT CORPORATION

10240 Bubb Road

Cupertino, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2004

On Thursday, June 3, 2004, DURECT Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. The meeting will begin at 9:00 a.m. local time.

Only stockholders who owned stock at the close of business on April 6, 2004 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect the Class I directors of the Company’s Board of Directors to serve until the Annual Meeting to be held in 2007.

•	Ratify the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year.

•	Transact any other business properly brought before the meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Thomas A. Schreck

Thomas A. Schreck Chief Financial Officer and Director

Cupertino, California

April 29, 2004

DURECT CORPORATION

10240 Bubb Road

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2004

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 6, 2004, as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 51,244,599 shares of common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2004 Annual Report, will be mailed to stockholders on or about April 29, 2004.

Our Annual Report on Form 10-K for the year ended December 31, 2003 is available on the Internet at our website at www.durect.com in the investor relations section or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014 or e-mail Investor Relations at “info@durect.com.”

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation

•	“Annual Meeting” or “Meeting” means our 2004 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Thursday, June 3, 2004, at 9:00 a.m. local time at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. All stockholders who owned shares of our stock as of April 6, 2004, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 6, 2004, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you sign the proxy card, you appoint James E. Brown and Felix Theeuwes as your representatives at the meeting. James E. Brown and Felix Theeuwes will vote your shares as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of two (2) Class I directors to serve on our Board of Directors until our annual meeting of stockholders for the year ending December 31, 2007.

•	The ratification of our appointment of Ernst & Young LLP as our independent auditors for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record of ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the two nominees receiving the highest number of votes will be elected as directors and the ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting. The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004, which we will file with the SEC. You can get a copy on our website at www.durect.com in the investor relations section, by contacting Schond Greenway, our Executive Director of Investor Relations and Strategic Planning, at (408) 777-1417 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2004 Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James E. Brown and Felix Theeuwes to vote on such matters at their discretion.

Stockholder Proposals For 2005 Annual Meeting

To have your proposal included in our proxy statement for the 2005 Annual Meeting, you must submit your proposal in writing before December 31, 2004 to Jean Liu, Senior Vice President and General Counsel, DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014.

If you submit a proposal for the 2005 Annual Meeting between February 5, 2005 and March 6, 2005, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2005 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors is divided into three classes, with staggered three-year terms. The Class I directors whose terms expire at the Annual Meeting of Stockholders are Felix Theeuwes and Albert L. Zesiger; the Class II directors, whose terms expire at the 2005 Annual Meeting are David R. Hoffman, Jon S. Saxe and Thomas A. Schreck; and the Class III directors whose terms expire at the Company’s 2006 Annual Meeting of Stockholders are James E. Brown, Michael D. Casey and Armand P. Neukermans. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. Felix Theeuwes and Albert L. Zesiger, our current Class I directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the two nominees within Class I receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named held. If additional people are nominated for election as directors through the stockholder proposal process which includes written notification to the Company within specified time frames, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

Pursuant to the recommendation of our Nominating Committee, our Board of Directors has nominated the persons listed below to serve as directors for the term beginning at the Annual Stockholders’ Meeting on June 3, 2004. The names of the nominees, their ages as of April 6, 2004, and certain other information about them are set forth below:

Name	Age	Position
Felix Theeuwes, D.Sc.	66	Chairman and Chief Scientific Officer
Albert L. Zesiger	75	Director

Felix Theeuwes, D.Sc. co-founded DURECT in February 1998 and has served as our Chairman and Chief Scientific Officer since July 1998. Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes is also a director of Genetronics, a medical device company. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program.

Albert L. Zesiger has served as a Director since 1998. Mr. Zesiger is a Managing Director of Zesiger Capital Group LLC, an investment advisory firm, which Mr. Zesiger co-founded in October 1995. In 1968, Mr. Zesiger founded BEA Associates, Inc., an investment advisory firm, which in 1995 became wholly-owned by CS Holdings, the holding company for Credit Suisse Bank and CS First Boston. Mr. Zesiger also serves on the Board of Directors of Hayes Medical Inc. Mr. Zesiger holds a B.S. in Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Graduate School of Business Administration.

The names of the remaining directors, their ages as of April 6, 2004 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	47	President, Chief Executive Officer and Director
Thomas A. Schreck	46	Chief Financial Officer and Director
Michael D. Casey (2)(3)	58	Director
David R. Hoffmann (1)(2)(3)	59	Director
Armand P. Neukermans, Ph.D.(1)(3)	63	Director
Jon S. Saxe (1)(2)	67	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology.

Thomas A. Schreck co-founded DURECT in February 1998 and served as Chief Executive Officer, Chief Financial Officer and President from February 1998 to June 1998. Since June 1998, he has served as our Chief Financial Officer and a Director. Prior to founding DURECT, he founded and was President of Schreck Merchant Group, Inc., an investment bank specializing in private placements and mergers and acquisitions, from June 1994 to February 1998. Mr. Schreck also founded and served as Risk Manager to Genesis Merchant Group/Portola Capital Partners, L.P., a convertible arbitrage fund, from 1993 to 1994. He also served as a Manager of the Convertible Securities Department at Montgomery Securities, from 1988 to 1991. Mr. Schreck holds a B.A. from Williams College.

Michael D. Casey has served as a director since March 2004. Mr. Casey was Chairman, President and Chief Executive Officer of Matrix Pharmaceuticals, Inc. from September 1997 until February 2002 when Matrix was acquired by Chiron Corporation. From November 1995 until September 1997, Mr. Casey was President, Retail and Specialty Products Divisions of Schein Pharmaceutical, Inc. Mr. Casey was President and Chief Operating Officer of Genetic Therapy, Inc. from June 1993 until November 1995. Mr. Casey held various positions at Johnson & Johnson companies over a twenty-five year period, including serving as President of McNeil Pharmaceutical from July 1989 to June 1993. Mr. Casey is currently a director of a number of biotechnology and pharmaceutical companies including Bone Care International, Inc., Cholestech Corporation, Allos Therapeutics, Inc., Celgene Corporation and OrthoLogic Corporation.

David R. Hoffmann has served as a director since December 2002. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting, and a consultant of ALZA Corporation. Mr. Hoffmann holds a B.S. in Business from the University of Colorado.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000.

Throughout and until June 2002, Dr. Neukermans has held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University. Dr. Neukermans was named Silicon Valley Inventor of the year in 2001.

Jon S. Saxe has served as a director since September 2003. Mr. Saxe is currently a director of a number of biotechnology and pharmaceutical companies including Protein Designs Labs, Incyte Corporation, First Horizon Pharmaceuticals, SciClone, Questcor, InSite Vision, ID Biomedical Corporation and several private companies. From January 1995 to May 1999, Mr. Saxe was President of Protein Design Labs Inc. During 1999, he was an Executive-in-Residence at Institutional Venture Partners, a venture capital firm. Mr. Saxe was President of Saxe Associates, a biotechnology and pharmaceutical consulting firm, from May 1993 to December 1994. He served as President, Chief Executive Officer and as a director of Synergen, Inc., a biopharmaceutical company from October 1989 to April 1993. From August 1984 through September 1989, Mr. Saxe was Vice President, Licensing and Corporate Development at Hoffmann-LaRoche and also head of the patent law department and Associate General Counsel at the company from September 1978 through September 1989. Mr. Saxe received his B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an LL.M. from New York University School of Law.

There are no family relationships among any of the directors or executive officers of the Company.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of 8 directors, as described in “Proposal 1: Election of Directors.”

“Independent” Directors.    Each of our directors other than Messrs. Theeuwes, Brown and Schreck qualify as “independent” in accordance with the published listing requirements of NASDAQ as of June 3, 2004, the date of our annual meeting. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to us and our management.

Board Responsibilities and Structure.    The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation and Nominating Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are attached to this proxy as Appendices A, B and C respectively.

Audit Committee.    The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. In 2003, the Audit Committee held five meetings. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report” and “Appendix A: Audit Committee Charter.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Jon S. Saxe, David R. Hoffmann and Armand P. Neukermans. In September 2003, Mr. Saxe was elected to the Audit Committee to replace Dr. Neukermans. In December 2003, Dr. Neukermans was again elected to the Audit Committee to replace Mr. Doyle, who resigned from our Board in November 2003. In March 2004, Michael D. Casey was elected to the Audit Committee to replace Dr. Neukermans. Mr. Saxe was elected to be Chairman of the Committee in March 2004.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. Our independent auditors provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent auditors and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees, except for Mr. Hoffmann who currently serves as an Audit Committee member under the exceptional and limited circumstances exception of the current NASDAQ rules. Commencing June 3, 2004, the date of our annual meeting, Mr. Hoffmann will qualify as “independent” under the NASDAQ rules. The Audit Committee also includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann is the director who has been determined to be the Audit Committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other company compensation policies and matters. The Compensation Committee held five meetings in 2003 and also regularly acts by written consent. For more information, see the “Compensation Committee Report on Executive Compensation.” At the end of the last fiscal year, the Compensation Committee was composed of Armand P. Neukermans, David R. Hoffmann and Jon S. Saxe. In September 2003, Mr. Saxe was elected to the Compensation Committee to replace Mr. Doyle, and Dr. Neukermans was elected to replace James R. Butler who resigned from our Board in June 2003. Dr. Neukermans was elected to be Chairman of the Committee in March 2004. As required by NASDAQ rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees, except for Mr. Hoffmann who currently serves as a Compensation Committee member under the exceptional and limited circumstances exception of the current NASDAQ rules. Commencing June 3, 2004, the date of our annual meeting, Mr. Hoffmann will qualify as “independent” under the NASDAQ rules.

Nominating Committee.    The Nominating Committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating Committee was established in April 2004 and therefore had no meetings in 2003. The members of the Nominating Committee are Michael D. Casey, David R. Hoffmann and Armand P. Neukermans. Mr. Casey was elected to be Chairman of the Committee in April 2004. As required by NASDAQ rules, the members of the Nominating Committee each qualify as “independent” under special standards established for members of nominating committees, except for Mr. Hoffmann who currently serves as a Nominating Committee member under the exceptional and limited circumstances exception of the current NASDAQ rules. Commencing June 3, 2004, the date of our annual meeting, Mr. Hoffmann will qualify as “independent” under the NASDAQ rules.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the NASDAQ rules, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o Jean Liu, Corporate Secretary, 10240 Bubb Road, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2005 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company, stockholder nominations, and, if the

Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    During the last fiscal year (the period from December 31, 2002 through December 31, 2003), the Board met 10 times. All directors are expected to attend each meeting of the Board and the committees on which he serves, and are also strongly encouraged to attend the Annual Stockholders’ Meeting. Each director, except Mr. Zesiger, attended at least 75% of all Board and applicable committee meetings during this time.

Communications from Stockholders to the Board. The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to jean.liu@durect.com, by fax to (408) 777-3577 or by mail to Jean Liu, Corporate Secretary, DURECT Corporation, 10240 Bubb Road, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In December 2003, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and among other things, promote compliance with applicable laws, fair dealing, proper use and protection of Company assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunity.

Our Code of Ethics is attached to this proxy as Appendix D. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and NASDAQ rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (Whistleblower Policy). A copy of the Company’s Whistleblower Policy is attached to this proxy statement as Appendix E.

Director Compensation

Each non-employee director is eligible to receive an attendance fee of $1,000 for each Board meeting attended and $500 for each telephonic Board meeting or committee meeting attended. Directors are also eligible to receive reimbursement of reasonable and customary travel expenses. In 2003, our non-employee directors elected to waive their attendance fees until September 2003 when the Board reinstated the payment of attendance fees to non-employee directors. In March 2004, the Board amended the board compensation plan to provide that, in addition to the above described attendance fees, each non-employee director is eligible to receive a retainer fee equal to $10,000 per year, paid on a quarterly basis, in consideration for his service on the Board.

All non-employee directors except Albert L. Zesiger participate in the 2000 Directors’ Stock Option Plan. Under the Directors’ Plan, when each non-employee director first becomes a director, he/she receives nonstatutory options to purchase 30,000 shares of our common stock. These options have a ten-year term and become exercisable in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. On the date of our annual stockholders’ meeting each year, each director who has served for at least 6 months will receive options to purchase an additional 12,000 shares of our common stock. These options are for a ten-year term and become exercisable on the one-year anniversary of date of grant. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted under the Directors’ Plan must be at least 100% of the closing price of our common stock on the NASDAQ National Market on the date the option is granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability, or (3) within 3 months after the individual’s term as director ends.

Each of the non-employee directors named in this proxy statement other than Messrs. Casey and Zesiger will receive an additional option to purchase 12,000 shares of our common stock under the Directors’ Plan on June 3, 2004, the date of our 2004 Annual Meeting.

Albert L. Zesiger has declined to receive any cash compensation for his service as director and declined to participate in our 2000 Directors’ Stock Option Plan.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors. Ernst & Young LLP has served as our independent auditors since 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 6, 2004 by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 51,244,599 shares of common stock outstanding as of April 6, 2004. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 6, 2004 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
ALZA Corporation 1900 Charleston Road Mountain View, CA 94043	7,600,000	14.5%
RS Investment Management Co. LLC(1) 388 Market Street Suite 200 San Francisco, CA	5,836,200	11.4
Brookside Capital Partners(2) Two Copley Place Boston, MA 02116	3,990,514	7.8
Sagamore Hill Capital Management, L.P.(3) Two Greenwich Office Park Greenwich, CT 06831-5155	3,820,063	7.0
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	2,772,200	5.4
Biotech Growth N.V.(5) De Ruyterkade 62 Willemstad Curacao Netherland Antilles	2,754,957	5.4
Albert L. Zesiger(6)	4,559,200	8.9
Felix Theeuwes, D.Sc.(7)	1,850,951	3.6
Thomas A. Schreck (8)	2,916,700	5.7
James E. Brown, D.V.M.(9)	2,844,700	5.5
Timothy S. Nelson(10)	543,511	1.1
Steven C. Halladay Ph.D.(11)	35,960	*
Michael D. Casey	0	*

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
David R. Hoffmann(12)	11,000	*
Armand P. Neukermans, Ph.D.(13)	41,584	*
Jon S. Saxe(14)	20,000	*
All executive officers and directors as a group (17 persons)(15)	13,763,832	26.3

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 10240 Bubb Road, Cupertino, California 95014.
(1)	Based upon a Schedule 13G filed by RS Investment Management Co. LLC and certain affiliated entities on February 18, 2004, in which RS Investment Management Co. LLC and certain affiliates reported that RS Investment Management Co. LLC and certain affiliates had sole voting power over none of such shares, shared voting power over 5,836,200 of such shares and sole dispositive power over 5,836,200 of such shares.
(2)	Represents 3,990,514 shares held by Brookside Capital Partners Fund, L.P. Matthew V. McPherron, one of our former directors, is a director of this partnership. Mr. McPherron disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
(3)	Based upon a Schedule 13G filed by Sagamore Hill Capital Management, L.P. and certain affiliated entities on February 14, 2004, in which Sagamore Hill Capital Management, L.P. and certain affiliates reported that Sagamore Hill Capital Management, L.P. and certain affiliates had sole voting power over 3,820,063 of such shares, shared voting power over none of such shares and sole dispositive power over 3,820,063 of such shares.
(4)	Based upon a Schedule 13G filed by Royce & Associates, LLC on February 11, 2004, in which Royce & Associates, LLC reported that Royce & Associates, LLC had sole voting power over 2,772,200 of such shares, shared voting power over none of such shares and sole dispositive power over 2,772,200 of such shares.
(5)	Includes 500,000 shares held by Medgrowth N.V. Biotech Growth N.V. is a fully-owned subsidiary of BB Biotech A.G. Dr. Ernst Thomke shares voting and investment power over the shares held by Biotech Growth and disclaims beneficial ownership of such shares.
(6)	Includes 230,000 shares held by Albert L. Zesiger and 120,000 shares held by Barrie Ramsay Zesiger. Also includes an aggregate of 4,209,200 shares of common stock held in accounts managed for various parties by Zesiger Capital Group LLC, an investment advisor, for which Albert L. Zesiger is a principal. Mr. Zesiger, in his capacity as a principal, has investment power with respect to these shares and voting power over 3,165,000 shares but disclaims beneficial ownership with respect hereto.
(7)	Includes 11,000 shares held by Felix Theeuwes, and 1,719,001 shares held by the Felix and Marie-Therese Theeuwes Family Trust. Also includes 120,950 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(8)	Includes 1,862,000 shares held by Thomas A. Schreck, 840,000 shares held by Thomas A. Schreck, Trustee for Mason and Thomas Schreck, 100,000 shares held by Portola Capital Partners, L.P. for the benefit of Albert R. Schreck, Joel Schreck and the Thomas A. Schreck 1959 Trust. Also includes 114,700 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(9)	Includes 2,170,000 shares held by James E. Brown, and 560,000 shares held by the James & Karen Brown 1998 Trust U/A. Also includes 114,700 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(10)	Includes 387,980 shares held by Timothy S. Nelson and 25,000 shares held by Morgan Stanley Dean Witter, not in its individual capacity but solely as Custodian of the IRA of Timothy S. Nelson. Also includes 130,531 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(11)	Includes 790 shares held by Steven C. Halladay. Also includes 35,170 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(12)	Includes 1,000 shares held by David R. Hoffmann and Judy A. Hoffmann in trust for the benefit of Alec D. Hoffman and Todd L. Hoffmann. Also includes 10,000 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(13)	Includes 40,334 shares issuable upon exercise of options exercisable within 60 days of April 6, 2004.
(14)	Represents 20,000 shares held by the Jon S. Saxe and Myrna G. Marshall 1997 Trust.
(15)	Includes an aggregate of 993,580 shares issuable pursuant to the exercise of outstanding stock options.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid by the Company for services rendered during the Company’s three preceding fiscal years to (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2003 and (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2003 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Other Annual Compensation	Long-Term Compensation
					Restricted	Securities
		Salary ($)	Bonus ($)		Stock Award(s) ($)	Underlying Options (#)
James E. Brown, D.V.M. President, Chief Executive Officer and Director	2003 2002 2001	360,000 320,000 320,000	— — —	— — —	— — —	200,000 — —

Felix Theeuwes, D.Sc. Chairman and Chief Scientific Officer	2003 2002 2001	380,000 350,000 350,000	— — —	— — —	— — —	225,000 — —

Thomas A. Schreck Chief Financial Officer and Director	2003 2002 2001	340,000 300,000 300,000	— — —	— — —	— — —	200,000 — —

Timothy S. Nelson(1) Senior Vice President, Business and Commercial Development	2003 2002 2001	225,615 197,822 200,000	778 28,350 —	— — 26,136	— — —	116,500 10,000 —

Steven C. Halladay, Ph.D.(2) Vice President, Clinical and Regulatory	2003 2002	225,000 52,212	— —	— —	— —	39,250 100,000

(1)	Mr. Nelson received a housing allowance in the amount of $26,136 in 2001.
(2)	Dr. Halladay joined the Company in September 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information for the year ended December 31, 2003 with respect to grants of stock options to each of the named executive officers. All options granted by us in 2003 were granted under our 2000 Stock Plan. These options have a term of 10 years. We granted options to purchase common stock equal to a total of 2,859,743 shares during 2003. Options were granted at an exercise price equal to the closing price of our common stock on the NASDAQ National Market on the date of grant. Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term.

These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to executive officers. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. The assigned 5% and 10% rates of stock appreciation are based on the fair market value of our common stock at grant date.

	Individual Grants(1)				Exercise Price		Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in
Name	Granted		Fiscal Year		($/Share)		Date	5%		10%
James E. Brown	200,000	(2)	7.0%			$1.58	2/10/2013		$198,731		$503,623
Felix Theeuwes	225,000	(3)	7.9%			$1.58	2/10/2013		$223,572		$566,575
Thomas A. Schreck	200,000	(4)	7.0%			$1.58	2/10/2013		$198,731		$503,623
Timothy S. Nelson	116,500	(5)	4.1%			$1.58	2/10/2013		$115,761		$293,360
Steven C. Halladay	14,250 25,000	(6) (7)	0.5 0.9	% %	$ $	1.58 2.25	2/10/2013 10/23/2013	$ $	14,160 35,375	$ $	35,883 89,648

(1)	No stock appreciation rights were granted to the named executive officers.
(2)	Options to purchase 106,000 shares issued to Mr. Brown vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Options to purchase 94,000 shares issued to Mr. Brown vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date, subject to acceleration based on the attainment of certain milestones established by the Compensation Committee.
(3)	Options to purchase 131,000 shares issued to Mr. Theeuwes vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Options to purchase 94,000 shares issued to Mr. Theeuwes vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date, subject to acceleration based on the attainment of certain milestones established by the Compensation Committee.
(4)	Options to purchase 106,000 shares issued to Mr. Schreck vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Options to purchase 94,000 shares issued to Mr. Brown vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date, subject to acceleration based on the attainment of certain milestones established by the Compensation Committee.
(5)	Options to purchase 50,000 shares issued to Mr. Nelson vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Options to purchase 66,500 shares issued to Mr. Nelson vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date, subject to acceleration based on the attainment of certain milestones established by the Compensation Committee.
(6)	Options to purchase 7,125 shares issued to Dr. Halladay vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Options to purchase 7,125 shares issued to Dr. Halladay vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date, subject to acceleration based on the attainment of certain milestones established by the Compensation Committee.
(7)	Options to purchase 25,000 shares issued to Dr. Halladay vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by the named executive officers during the last fiscal year that ended December 31, 2003. The value of in-the-money options is based on the fair market value of our common stock of $2.50 per share as quoted on the Nasdaq Stock Market on December 31, 2003 and net of the option exercise price.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exerciseable/Unexercisable	Value of Unexercised In-the-money Options at December 31, 2003 Exerciseable/Unexercisable
James E. Brown	—	—	88,200/191,800	25,944/158,056
Felix Theeuwes	—	—	88,200/216,800	25,944/181,056
Thomas A. Schreck	—	—	88,200/200,000	25,944/158,056
Timothy S. Nelson	—	—	115,531/135,076	18,354/88,826
Steven C. Halladay	—	—	27,138/112,112	1,967/17,393

Options shown above were granted under the 2000 Stock Option Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	5,117,195		$4.82	3,548,293	(3)(4)
Equity compensation plans not approved by security holders(5)	1,499,371	(2)	$8.84	0

Total	6,616,566		$5.73	3,548,293

(1)	Consists of the following equity compensation plans:
•	2000 Stock Option Plan
•	2000 Directors’ Stock Option Plan
•	2000 Employee Stock Purchase Plan
•	1998 Stock Option Plan
(2)	Includes 1,000,770 shares to be issued upon exercise of outstanding warrants.
(3)	The 2000 Stock Option Plan incorporates an evergreen formula pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Stock Plan automatically increases by the lesser of (i) 2,250,000 shares, (ii) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the board of directors determines. The 2000 Employee Stock Purchase Plan incorporates an evergreen provision pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Employee Stock Purchase Plan automatically increases by the lesser of (i) 225,000 shares; (ii) 0.5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such lesser number of shares as the board of directors determines.

(4)	Includes 339,771 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance.
(5)	Consists of the following equity compensation plans:
•	equity compensation plans assumed by us in connection with mergers or acquisitions and under which we do not intend to grant options or other awards in the future, including the Southern BioSystems, Inc. 1993 Stock Option Plan (as amended) and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan (as amended).

Relationships and Related Party Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Change of Control Agreements

We have entered into change of control agreements with our Senior Vice Presidents Jean I Liu and Timothy S. Nelson and Vice President Randolph M. Johnson. These agreements provide that, in the event of a change in our control, one half of the unvested portion of any stock option or restricted stock held by Ms. Liu, Mr. Nelson and Dr. Johnson on the effective date of the change of control is automatically accelerated so as to become completely vested as of the effective date and, if such individual remains employed by us or our successor as of the first anniversary of the effective date of the change of control, then the remaining unvested portion of any stock option or restricted stock held by such individual as of the effective date of the change of control shall automatically be accelerated so as to become completely vested as of the anniversary. In addition, in the event of a termination without cause or constructive termination within the twelve months following the change in our control, the unvested portion of any stock option or restricted stock held by such individual is automatically accelerated so as to become completely vested as of the effective date of the termination.

We have entered into a change of control agreement with our Vice President Edward M. Gillis. This agreement provides that, in the event of a change in our control, the number of any stock option held by Mr. Gillis on the effective date of the change of control which would have vested in the twelve month period following such a change of control will be automatically accelerated so as to become completely vested as of the effective date of the change of control. In addition, in the event of a termination without cause or constructive termination within the twelve months following the change in our control, then: (1) the unvested portion of any stock option or restricted stock held by Mr. Gillis which would have vested in the second twelve month period following the change of control shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) Mr. Gillis shall receive a payment equal to 3 months of Mr. Gillis’ then current salary plus an additional 3 months of Mr. Gillis’ then current salary for each full year of employment with the Company (taking into consideration the period of employment by the surviving entity as employment with the Company), up to a maximum total severance payment equal to 12 months of Mr. Gillis’ then current salary.

In April 2004, our Board of Directors adopted a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with the Company) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a payment equal to one year of such officer’s then current salary, provided that such payment will equal to two years of such officer’s then current salary if such officer is James E. Brown, Thomas A. Schreck or Felix Theeuwes.

In April 2004, our Board of Directors adopted a change of control policy applicable to all employees other than officers who hold the rank of Vice President and above which provides that, in the event that such employee’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such employee shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such employee shall receive a payment equal to 2 weeks of such employee’s then current salary for each full year of employment with the Company (taking into consideration the period of employment by the surviving entity as employment with the Company), up to a maximum total severance payment equal to 12 months of such employee’s then current salary.

In 1998, we purchased key-man life insurance policies in the basic amounts of $1 million each for James E. Brown, Thomas A. Schreck and Felix Theeuwes for terms of 20 years each. We are the beneficiaries for these policies.

Other Transactions

In 2000, Timothy S. Nelson, our Senior Vice President of Business and Commercial Development, issued us promissory notes in the aggregate amount of $92,460, for the purchase of common stock upon the exercise of stock options. These promissory notes were issued in the amounts of $6,998, $23,968 and $61,494 on January 24, 2000, January 24, 2000 and April 19, 2000, respectively. They bore interest at the rates of 6.12%, 6.12% and 6.60% respectively and were due and payable on May 10, 2003, December 9, 2003 and March 24, 2004 respectively. Mr. Nelson paid these notes in full in 2003.

During the last fiscal year, we granted options to purchase common stock to our employees, directors and consultants.

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended December 31, 2003. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also grants or makes recommendations to the Board of Directors to grant options under our 2000 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary which reflects individual performance and expertise and (ii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the two primary components of the compensation package provided to the executive officers.

Base Salary

The base salaries for Felix Theeuwes, Thomas A. Schreck and the other executive officers for 2003 were based primarily on the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is also adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Long Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the closing price of our common stock on the NASDAQ National Market) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

James E. Brown has served as the Company’s President and Chief Executive Officer since June 1998. His base salary for the fiscal year ended December 31, 2003 was $360,000.

The factors discussed above in “Base Salary” and “Long Term Incentive Compensation” were also applied in establishing the amount of Dr. Brown’s salary and stock option grants. The additional significant factors considered in establishing Dr. Brown’s compensation were the achievement of corporate milestones.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1.0 million and the committee believes that options granted under the 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of DURECT Corporation:

David R. Hoffmann

Armand P. Neukermans*

Jon S. Saxe*

*	Note: Dr. Neukermans and Mr. Saxe were appointed to the Compensation Committee in September 2003 to replace Messrs. Doyle and Butler respectively and did not participate in any decisions regarding executive compensation for the Company’s named executives for fiscal year 2003.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of David R. Hoffmann, Armand P. Neukermans, and Jon S. Saxe. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

In the 2003 fiscal year, the Audit Committee of the DURECT Corporation Board of Directors is composed of two independent directors and a director that qualifies for the exceptional and limited circumstances exception under the NASDAQ Marketplace Rules. The committee operates under a written charter adopted by the Board of Directors in March 2000 and revised in April 2003, which is attached to this proxy statement as Appendix A. In fiscal year 2003, Mr. Hoffmann was not deemed independent under the NASDAQ Marketplace Rules since he served as the Vice President and Treasurer of ALZA Corporation, a Johnson & Johnson company and an affiliate of ours until October 2002. The Board of Directors of DURECT Corporation determined that even though he is not independent, Mr. Hoffmann’s service on the Audit Committee is in the best interest of DURECT Corporation and its stockholders. As a result of this determination, the Board of Directors decided to rely on the NASDAQ Marketplace Rules’ exceptional and limited circumstances exception to the requirement that all Audit Committee members be independent. Commencing on June 3, 2004, the date of our annual meeting, Mr. Hoffmann will qualify as independent.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during the fiscal year 2003. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. In 2004, the Audit Committee met and reviewed and discussed the audited financial statements for fiscal year 2003 with management and the independent auditors.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Audit Committee of the Board of Directors of DURECT Corporation:

David R. Hoffmann

Armand P. Neukermans*

Jon S. Saxe*

*	Note: Mr. Saxe was appointed to the Audit Committee in September 2003 and did not participate in Audit Committee functions for fiscal year 2003 prior to that date. Mr. Casey was appointed to the Audit Committee in March 2004 to replace Dr. Neukermans and did not participate in any Audit Committee functions for fiscal year 2003. Mr. Doyle also served as a member of our Audit Committee until his resignation from our Board of Directors in November 2003.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2003 and 2002, Ernst & Young LLP, our independent auditor and principal accountant, billed the fees set forth below. All Audit-Related Fees and Tax Fees for 2003 were pre-approved by our Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

Audit Fees

Fees for audit services totaled approximately $393,156 in 2003 and $225,567 in 2002, including fees associated with the audit of the Company’s annual financial statements included in its Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, review of the SEC registration statements and issuance of consents and comfort letters.

Audit-Related Fees

Fees for audit-related services totaled approximately $9,824 in 2003 and $8,800 in 2002. Audit-related services principally include annual subscription to on-line updates and accounting consultations in connection with proposed strategic transactions.

Tax Fees

Fees for tax services, including preparation of tax returns, totaled approximately $38,020 in 2003 and $34,915 in 2002.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our stock since September 28, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Biotechnology Index. The graph assumes that $100 was invested on September 28, 2000. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

*	$100 Invested on 9/28/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

DURECT CORPORATION

	Cumulative Total Return
	9/28/00	12/29/00	12/31/01	12/31/02	12/31/03
DURECT CORPORATION	100.00	100.00	96.58	14.02	17.35
NASDAQ STOCK MARKET (U.S.)	100.00	65.39	51.62	35.35	54.55
NASDAQ BIOTECHNOLOGY	100.00	80.81	67.72	37.02	55.06

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon the Company’s review of the reporting forms received by it and written representations from certain persons that no other reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10 percent stockholders were complied with for fiscal year 2003, except as follows: Forms 4 reporting one option grant each were not timely filed for two of our non-employee directors, John Doyle and Armand Neukermans. Forms 4 reporting these transactions have been filed for John Doyle and Armand Neukermans.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Thomas A. Schreck

Thomas A. Schreck

Chief Financial Officer and Director

April 29, 2004

Cupertino, California

APPENDIX A

DURECT CORPORATION

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose and Powers

The purpose of the Audit Committee established by this charter will be: to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of DURECT Corporation (the “Company”); to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company’s independent accountants; to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards or qualify for the “exceptional and limited circumstances” exception and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. As required by the Rules of the National Association of Securities Dealers, Inc., at least one member of the Audit Committee must qualify as a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules or regulations.

Meetings

The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Appoint the independent accountants for ratification by the stockholders and approve the compensation of and oversee the independent accountants.

2.	Review the plan for and the scope of the audit and related services at least annually.

3.	Confirm that the proposed audit engagement team for the independent public accountants complies with the applicable auditor rotation rules.

4.	Annually negotiate and approve the plan and budget of the independent accountants for audit and corporate tax services. All non-audit services and charges, as well as deviations from the approved audit plan and budget, will be considered for approval on a case-by-case basis.

5.	Inquire of Finance management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6.	Review with Finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

7.	Review with Finance management and the independent accountants at the completion of the annual audit:

a.	The Company’s annual financial statements and related footnotes;

b.	The independent accountant’s audit of the financial statements;

c.	Any significant changes required in the independent accountant’s audit plan;

d.	Any serious difficulties or disputes with management encountered during the course of the audit;

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

8.	Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

9.	Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

10.	Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

11.	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants.

12.	Review with Finance management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

13.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants, and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

14.	Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

15.	Oversee the adequacy of the Company’s system of internal accounting controls. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

16.	Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

17.	Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

18.	Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

19.	Review and approve all related party transactions other than compensation transactions.

20.	Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC.

21.	In connection with each periodic report of the Company, review:

a.	Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b.	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

22.	Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

23.	Review and discuss with Finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

25.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

APPENDIX B

DURECT CORPORATION

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Compensation Committee established pursuant to this charter will be to make such examinations as are necessary to create and to implement appropriate compensation policies for the executive officers and such other employees of the Company as the Board shall deem appropriate, including performance-based and long-term compensation.

Membership and Power to Act

The Compensation Committee will be comprised of up to three members of the Board of Directors. Such members will be elected by and serve at the pleasure of the Board. At such time as the Company’s Common Stock becomes or remains publicly traded, the Committee will consist of at least two members and no member of the Committee will be an employee (including a current officer) or a former officer of the Company or will have engaged in any transaction or been involved in any business relationship which would disqualify such Committee member as (i) a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) as an “outside director” under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. These terms are more fully described on Exhibit A attached hereto. The company will have the right to attend the Committee meetings, selected officers (the President/CEO, CSO & CFO) shall be able to attend meetings and participated in discussions but shall not have the right to vote.

In the event that the Committee shall have more than two members and one or more members of the Committee are absent from a meeting of the Committee, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any action necessary or convenient to the efficient discharge of the foregoing. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. No employee-member of the Committee, if any, shall participate in any discussions or deliberations relating to such person’s own compensation. For the purposes of obtaining an exemption under Rules 16b-3(d) and (e) promulgated under Section 16 of the Exchange Act, any employee-member of the Committee shall abstain or recuse themselves from deliberations relating to such approvals.

Meetings

The Compensation Committee will meet at such times as it deems appropriate to review the compensation of the executive officers of the Company.

Responsibilities

1.	To establish and review at least annually the Company’s general compensation policies applicable to the Company’s Chief Executive Officer, President and other executive officers, including the relationship of the Company’s performance to executive compensation generally, and the Chief Executive Officer’s and President’s compensation in particular, and the bases for the Chief Executive Officer’s and President’s compensation. The Committee’s power to establish and review annually the Company’s compensation policies applicable to the Company’s Chief Executive Officer, President and other executive officers shall be subject to any modification or veto made by the full Board in its discretion. The Company’s Chief Executive Officer and President shall not participate in any deliberations concerning his or her compensation;

2.	To review and approve the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Chief Executive Officer, President and the other executive officers of the Company;

3.	To review and advise the Board concerning the performance of the Chief Executive Officer and President of the Company and of those other employees whose compensation is within the review jurisdiction of the Committee;

4.	To review (and, if deemed appropriate by the Committee, retain consultants regarding) and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry;

5.	To administer the stock compensation plans that may be adopted by the Company from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;

6.	To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

7.	To report to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so.

Reports

The Compensation Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors.

Exhibit A

1.    Non-Employee Director.

Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 defines a Non-Employee Director as a director who:

(a)	Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

(b)	Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered a s a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of this chapter;

(c)	Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of this chapter; and

(d)	Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of this chapter.

2.    Outside Director.

Regulation 1.162-27(e)(3) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, defines an Outside Director as a director who:

(a)	Is not a current employee of the publicly held corporation;

(b)	Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

(c)	Has not been an officer of the publicly held cooperation; and

(d)	Does not receive remuneration from the publicly held corporation, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment in exchange for goods or services.

APPENDIX C

NOMINATING COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS OF DURECT CORPORATION

Purpose

The purpose of the Nominating Committee (the “Committee”) of the board of directors (the “Board”) of DURECT Corporation (the “Company”) is to identify individuals qualified to serve as members of the Board of the Company and to recommend to the Board the nominees for election as directors of the Company.

Composition

The Committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of Nasdaq.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1.	Identify, evaluate and recommend to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected, and identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings.

2.	Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

3.	Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1.	Perform each of the responsibilities of the Committee described above.

2.	Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

3.	Appoint a chair of the Committee, unless a chair is designated by the Board.

4.	Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

5.	Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

C-1

APPENDIX D

DURECT CORPORATION

CODE OF ETHICS

1.    Compliance With Applicable Laws

All employees, officers and directors of the Company should comply with all of the laws, rules and regulations of the U.S. and other countries, and the states, counties, cities and other jurisdictions, applicable to the Company or its business.

This Code of Ethics does not and is not intended to summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors. Please consult the General Counsel and the various guidelines on specific laws, rules and regulations applicable to the Company.

The Company has designated Jean Liu as Compliance Officer to administer this Code.

2.    Conflicts Of Interest

A “conflict of interest” may exist whenever the private interests of an employee, officer or director conflict (or even appear to conflict) in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively. Conflicts of interest may also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits loans to directors and executive officers. In addition, it is almost always a conflict of interest for a Company employee or officer to work simultaneously for a competitor, customer or supplier.

Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with a member of management or the Compliance Officer. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, corporate officer or the Compliance Officer.

3.    Corporate Opportunity

Except as may be approved by the Board of Directors or a committee of independent directors, employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company.

4.    Confidentiality

All employees and officers, under the Confidential Information and Invention Assignment Agreement signed when they joined the Company, and all directors, must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Company or required by laws, regulations or legal proceedings. As more fully described in the Confidential Information and Invention Assignment Agreement, “confidential information” includes, but is not limited to, non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed. Whenever feasible, employees, officers and directors should consult the General Counsel if they believe they have a legal obligation to disclose confidential information.

5.    Fair Dealing

Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors, officers and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. Stealing proprietary information, misusing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

6.    Protection And Proper Use Of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

7.    Accounting Complaints

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. Employees, officers or directors who have concerns or complaints regarding questionable accounting or auditing practices are encouraged to promptly submit those concerns or complaints to the Audit Committee of the Board of Directors under the procedures set forth in the Company’s “Whistleblower Policy,” including on an anonymous and confidential basis if so desired.

8.    Reporting Any Violation of Code or Other Illegal Or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior including regulatory compliance and clinical safety and, when in doubt, about the best course of action in a particular situation. Any employee, officer or director who believes that a violation of this Code by any employee, officers or director has occurred or may occur should promptly contact the Compliance Officer directly or report such violation through My Safe Workplace, the third party service provider retained by the Company, via telephone by calling the following 24-hour hotline (Telephone Number: 1-800-461-9330) or via the internet using the following web address (www.mysafeworkplace.com), in which case the report will be forwarded automatically to the Compliance Officer and, if relevant, other Company employees or Directors. If the employee desires, the employee can make such report on an anonymous and confidential basis. The Compliance Officer will refer complaints submitted, as appropriate, to the Board of Directors or an appropriate Committee of the Board.

9.    No Retaliation

Please refer to the Company’s “Nonretaliation Policy for Employees Who Report Violations of Law” contained in the Company’s Employee Handbook for details.

10.    Public Company Reporting

As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on their respective positions with the Company, employees, officers or directors may be called upon to provide information necessary to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt and accurate answers to inquiries related to the Company’s public disclosure requirements. The Company has formed a Disclosure Committee consisting of James Brown, Felix Theeuwes, Thomas Schreck, Jean Liu, Jian Li and Schond Greenway and other employees as appropriate to oversee the preparation and review of public disclosure documents.

11.    Amendment, Modification And Waiver

This Code may be amended, modified or waived by the Board of Directors, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules thereunder and the applicable rules of the Nasdaq National Market. Any waiver of the Code with respect to the Chief Executive Officer or Chief Financial Officer will be promptly publicly disclosed by a method selected by the Board of Directors in conformity with applicable SEC rules.

APPENDIX E

DURECT CORPORATION

WHISTLEBLOWER POLICY

Purpose

The purpose of the company’s whistleblower policy is to establish procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

1.    Sarbanes-Oxley Requirements

Section 301 of the Sarbanes-Oxley Act requires the Audit Committee to establish procedures for: (a) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (b) confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters.

2.    Procedures

In order to comply with Section 301, the Audit Committee has adopted the following procedures:

1.	The company will promptly forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2.	Any employee of the company may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters. All such concerns shall be reported through My Safe Workplace, the third party service provider retained by the Company, via telephone by calling the following 24-hour hotline (Telephone Number: 1-800-461-9330) or via the internet using the following web address (www.mysafeworkplace.com). If the employee desires, the employee can make such report on an anonymous and confidential basis. All reports relating the above concerns will be automatically forwarded to the Chairman of the Audit Committee and the Company’s General Counsel, and if pertinent, other Company employees. If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she can be reached, should the Audit Committee deem such communication is appropriate.

3.	Following the receipt of any complaints submitted hereunder, the Audit Committee will investigate each matter so reported, and corrective and disciplinary actions will be taken, if appropriate, against any person who has committed any wrongdoing which may include, alone or in combination: a warning or letter of reprimand; demotion with reduction in compensation, loss of future merit increase(s), elimination of bonus or stock option grants; suspension without pay; or termination of employment.

4.	The Audit Committee may enlist employees of the company and/or outside legal, accounting or other advisors, as appropriate, to conduct any investigation of complaints regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Code of Ethics. In conducting any investigation, the Audit Committee shall use reasonable efforts to protect the confidentiality and anonymity of the complainant.

5.	The company does not permit retaliation of any kind against employees for complaints submitted hereunder that are made in good faith. Please refer to the Company’s “Nonretaliation Policy for Employees Who Report Violations of Law” contained in the Company’s Employee Handbook for details.

6.	Records any such complaints or concerns shall be maintained by the Audit Committee or its designee for a period of at least 7 years.

E-1

DETACH HERE

PROXY

DURECT CORPORATION

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders June 3, 2004

The undersigned hereby appoints James E. Brown and Felix Theeuwes and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of DURECT Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2004 Annual Meeting of Stockholders of DURECT Corporation, or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DURECT Corporation

c/o EquiServe Trust Company N.A.

P.O. Box 8694

Edison, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

DURECT CORPORATION

FOR AGAINST ABSTAIN
1. Election of the Class I directors for a three-year term as described in the proxy statement.	2. The appointment of Ernst & Young LLP as Independent Auditors.	☐ ☐ ☐

Nominees: (01) Felix Theeuwes (02) Albert L. Zesiger

FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES

☐
For all nominee(s) except as written above.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1 and 2 and in any event at the discretion of the proxies on any other matter that may properly come before the meeting.

Mark box at right if you plan to attend the Annual Meeting.    ☐

Mark box at right if an address change or comment has been noted on the reverse side of the card.    ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such. Please sign, date and return promptly in the accompanying envelope.

Signature:____________________________Date:____________________________Signature:____________________________Date:____________________________